UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 13, 2008

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)		92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure and Addition of Director.

                On October 13, 2008 independent director Robert T. Monagan, age 88, retired from Cubic’s Board of Directors due to health reasons.  Mr. Monagan did not serve on any committees.  He was a director of Cubic in excess of 22 years.

                Concurrently, on October 13, 2008 Cubic’s Board elected Edwin A. Guiles as a director.  Mr. Guiles is currently Executive Vice President of Corporate Development with Sempra Energy.  From 2000 to 2006, Mr. Guiles was Chairman and CEO of Sempra Energy's utilities, San Diego Gas & Electric and Southern California Gas Company.  Mr. Guiles has held a variety of management positions since he was hired by San Diego Gas & Electric in 1972.  Mr. Guiles has been appointed to Cubic’s Audit and Compliance Committee.  Mr. Guiles will receive Cubic’s standard director fees and a grant of an option to purchase 4,500 shares of its common stock, in a form identical to that granted to other independent directors.  Mr. Guiles has not had, and is not expected to have, any transaction with the Company which is reportable under Item 404(a) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 14, 2008	CUBIC CORPORATION

		By:	/s/ William L. Hoese
		Name:	William L. Hoese
		Title:	General Counsel